UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.       )

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Auburn Bancorp, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Auburn Bancorp, Inc.
256 Court Street, P.O. Box 3157
Auburn, Maine 04212
(207) 782-0400

NOTICE OF
2008 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On November 18, 2008

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Auburn Bancorp, Inc. (the “Company”) will be held on Tuesday, November 18, 2008, at 2:00 p.m., local time, at the Ramada Inn on Pleasant Street in Lewiston, Maine, for the following purposes:

1.	To elect three directors of the Company, each to serve for a three-year term and until his or her successor is duly elected and qualified.

2.	To ratify Berry, Dunn, McNeil & Parker as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2009.

3.	To transact such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

The Board of Directors of the Company has fixed the close of business on October 14, 2008 as the record date (the “Record Date”) for determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.  In the event that there are not sufficient votes to approve the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed in order to permit further solicitation of proxies by the Company.

The above matters are described in detail in the accompanying Proxy Statement.

By Order of the Board of Directors

Claire D. Thompson
Chairman of the Board of Directors
Auburn, Maine
October 23, 2008

Whether or not you plan to attend the Annual Meeting in person, please complete and sign the enclosed proxy and return it promptly in the enclosed envelope, which requires no postage if mailed in the United States.  If you attend the Annual Meeting and desire to withdraw your proxy and vote in person, you may do so.

If your shares are in a brokerage or fiduciary account, your broker or bank will send you a voting instruction form instead of a proxy card. Please follow the instructions on that form to tell them how to vote your shares.  We encourage you to use the telephone voting option provided with these forms.  Please do not send the voting information form to us.  If you wish to attend the meeting and vote these shares in person, you must follow the instructions on the voting instruction form to obtain a legal proxy from your broker or bank.

PROXY STATEMENT

Auburn Bancorp, Inc.
256 Court Street, P.O. Box 3157
Auburn, Maine 04212
(207) 782-0400

2008 ANNUAL MEETING OF STOCKHOLDERS
November 18, 2008

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Auburn Bancorp, Inc. (the “Company”) to be used at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”), which will be held on Tuesday, November 18, 2008 at 2:00 p.m., local time, at the Ramada Inn on Pleasant Street in Lewiston, Maine, and all adjournments of the Annual Meeting.  The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about October 23, 2008.

VOTING, REVOCATION AND SOLICITATION OF PROXIES

The Company

The Company is a federally-chartered mid-tier stock holding company that owns all of the capital stock of Auburn Savings Bank, FSB (the “Bank”).  Auburn Bancorp, MHC, a federally-chartered mutual holding company (the “MHC”) owns 55.0% of the voting stock of the Company.  The MHC was formed in August 2008 as part of the Bank’s reorganization into the mutual holding company form of organization.  All of the directors and officers of the MHC are also directors and officers, respectively, of the Company.

The MHC’s shares of the Company’s voting stock are voted according to the direction of the MHC’s Board of Directors, and it is expected that the MHC will vote “FOR” the proposals set forth below.

Annual Meeting

The Annual Meeting has been called for the following purposes:

1.	To elect three Directors of the Company, each to serve for a three-year term and until his successor is duly elected.

2.	To ratify Berry, Dunn, McNeil & Parker as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2009.

3.	To transact such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting.  Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof.

The persons named as proxies by stockholders may propose and vote for one or more adjournments or postponements of the Annual Meeting to permit further solicitation of proxies in favor of the proposals to be considered at the Annual Meeting.

Mailing and Record Date

The Company began mailing this Proxy Statement and enclosed proxy card on or about October 23, 2008 to all stockholders entitled to vote at the Annual Meeting.  The Board of Directors of the Company fixed the close of business on October 14, 2008 as the “Record Date.”  Only the holders of record of the Company’s common stock, par value $0.01 per share (the “Common Stock”), as of the close of business on the Record Date are entitled to vote at the Annual Meeting.  As of the Record Date, the Company had 503,284 shares of Common Stock issued and outstanding.  The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

Proxies, Voting and Revocation

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below.  Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof.  Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon.  Where no instructions are indicated, validly executed proxies will be voted “FOR” the proposals set forth in this Proxy Statement for consideration at the Annual Meeting.

Proxies may be revoked by sending written notice of revocation to the Secretary of Auburn Bancorp, Inc., 256 Court Street, P.O. Box 3157, Auburn, Maine 04212.  Any stockholder who previously returned a proxy may also revoke such proxy by filing a duly executed proxy bearing a later date, or by appearing at the Annual Meeting in person, notifying the Secretary, and voting by ballot at the Annual Meeting.  Any stockholder of record attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the mere presence of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy (without notifying the Secretary of an intent to do so).

A quorum being present, a plurality of the shares of Common Stock voting in person or represented by proxy at the Annual Meeting is necessary to elect each of the nominees for director (Proposal One).  In addition, a quorum being present, the affirmative vote of a majority of the votes cast is required for approval of the proposal to ratify Berry, Dunn, McNeil & Parker as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2009 (Proposal Two).  If the stockholders do not ratify the Audit Committee’s selection of Berry, Dunn, McNeil & Parker, the Audit Committee will consider a change in auditors for the next year.  Each share of Common Stock entitles the holder to one vote.

Broker non-votes, abstentions and votes withheld for director nominees will be treated as shares that are present and entitled to vote for the purpose of determining whether a quorum is present.  Abstentions and broker non-votes will not be counted as voting at the Annual Meeting and, therefore, will have no effect on the outcome of Proposals One and Two. Broker non-votes occur when a broker or other nominee that holds shares for a beneficial owner does not vote on a proposal because the broker or other nominee does not have discretionary authority to vote on the proposal and has not received voting instructions from the beneficial owner.

Solicitation and Other Expenses

The Company will bear the cost of soliciting proxies from its stockholders, including mailing costs and printing costs in connection with this Proxy Statement.  In addition to the use of the mails, proxies may be solicited by the directors, officers and certain employees of the Company, and by personal interview or telephone.  These directors, officers, and employees will not receive additional compensation for the solicitation but may be reimbursed for reasonable out-of-pocket expenses incurred in connection therewith.  The Company may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of shares of the Company’s Common Stock.  The Company may reimburse these custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports.  This means that if a household participates in the householding program, it will receive an envelope containing one set of proxy materials and a separate proxy card for each stockholder account in the household.  Please vote all proxy cards enclosed in such a package.  The Company will promptly deliver a separate copy of the proxy statement or proxy card to you if you contact it at the following address or telephone number: Rachel A. Haines, Auburn Bancorp, Inc., 256 Court Street, P.O. Box 3157, Auburn, Maine 04212, (207) 782-0400.  If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the address or telephone number above.

Copies of the Company’s Annual Report on Form 10-K

The Company will provide to you without charge a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008, including the financial statements and the financial statement schedules, which was filed with the Securities and Exchange Commission on September 29, 2008, if you contact it at the following address or telephone number: Rachel A. Haines, Auburn Bancorp, Inc., 256 Court Street, P.O. Box 3157, Auburn, Maine 04212, (207) 782-0400.

SECURITY OWNERSHIP BY MANAGEMENT AND OTHER STOCKHOLDERS

The following table sets forth certain information with respect to the number of shares of the Company’s Common Stock beneficially owned as of October 14, 2008 by (i) beneficial owners of more than 5% of the Common Stock, (ii) each person who is an executive officer or a director on October 14, 2008 and each nominee for election as a director, and (iii) the current directors and executive officers of the Company as a group. Unless otherwise noted, this information has been provided by the persons named in the table.

Name	Number of Shares		Percentage of Shares Outstanding
Beneficial Owners of more than 5% of Common Stock
Auburn Bancorp, MHC 256 Court Street, P.O. Box 3157 Auburn, Maine 04212	276,806	(1)	55.0%
Directors, Nominees and Executive Officers
Bonnie G. Adams	200		*
Martha L. Adams	500	(2)	*
August M. Berta	500	(3)	*
Peter E. Chalke	1,000		*
Rachel A. Haines	100	(4)	*
Jason M. Longley	—		*
M. Kelly Matzen	200		*
Sharon A. Millett	2,500	(5)	*
Bruce M. Ray	3,600	(6)	*
Philip R. St. Pierre	2,400	(7)	*
Allen T. Sterling	2,500	(8)	*
Claire D. Thompson	1,500	(9)	*
All directors and executive officers as a group (12 persons)	15,000		3.0%
________________
(1)	The Board of Directors of the MHC, which consists of the same individuals who are directors of the Company, directs the voting of the shares of the Company’s common stock held by the MHC.
(2)	Shares owned jointly with Ms. Adams’ spouse.
(3)	Shares owned jointly with Mr. Berta’s spouse.
(4)	Shares owned jointly with Ms. Haines’ spouse.
(5)	Shares owned jointly with Ms. Millett’s spouse.
(6)	Shares held through Mr. Ray’s IRA.
(7)	Includes 400 shares owned jointly with Mr. St. Pierre’s spouse.
(8)	Shares held through Mr. Sterling’s IRA.
(9)	Includes 500 shares owned by Ms. Thompson’s spouse as to which Ms. Thompson disclaims beneficial ownership.
*	Represents less than 1%.

PROPOSAL 1 - ELECTION OF DIRECTORS

The Company has a classified Board of Directors consisting of eight members who are elected for terms of three years.  The Company’s articles of organization and by-laws provide that the directors be allocated among three classes equally or as nearly equally as possible.  Accordingly, two classes will have three directors and one class will have two directors.  The Board of Directors has nominated M. Kelly Matzen, Allen T. Sterling and Philip R. St. Pierre to be re-elected as directors at the Annual Meeting, each to serve for a three-year term and until his respective successor is duly qualified and elected.

It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominee) will be voted at the Annual Meeting “FOR” the election of the nominees identified above.  If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend.  At this time, the Board of Directors knows of no reason why any nominee might be unable to serve, if elected.  Except as indicated herein, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

The Board of Directors recommends that stockholders vote “FOR” the election of each of the nominees for director named herein.  In addition, it is expected that the MHC will vote “FOR” the election of each of the nominees for director named herein.

Information Regarding Directors and Executive Officers

The table below sets forth certain information, as of October 14, 2008, supplied by each person who is currently a director and will continue to be a director following the Annual Meeting, each nominee for election as a director, and each executive officer of the Company with respect to the person’s age, position(s) held with the Company, the year in which the person began serving as a director of the Bank and the year in which the person’s term as a director of the Company expires.

Name	Position(s) Held With the Company	Age	Director of the Bank Since
NOMINEES FOR DIRECTOR
M. Kelly Matzen	Director	61	2001
Allen T. Sterling	President and Chief Executive Officer and Director	55	2008
Philip R. St. Pierre	Vice Chairperson, Director	53	1995
OTHER DIRECTORS
Directors with terms ending in 2009
August M. Berta	Director	80	1981
Peter E. Chalke	Director	59	1998
Sharon A. Millett	Director	60	2004
Directors with terms ending in 2010
Bonnie G. Adams	Director	60	1998
Claire D. Thompson	Chairperson, Director	57	1984
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Bruce M. Ray	Senior Vice President and Senior Loan Officer	59	—
Martha L. Adams	Senior Vice President and Operations Officer	44	—
Rachel A. Haines	Senior Vice President and Treasurer	41	—
Jason M. Longley	Vice President and Commercial Loan Officer	28	—

The business experience for the past five years for each nominee for election as a director, for each person who is currently a director and will continue to be a director following the Annual Meeting, and each executive officer is as follows:

Nominees for Director

M. Kelly Matzen is a Senior Partner at the law firm of Trafton & Matzen, LLP, where he has worked since 1973.  He is a director and Vice Chair of the Finance Authority of Maine.  Mr. Matzen has served as a director of the Bank since 2001 and of the Company since its formation in 2008.

Allen T. Sterling has served as President and Chief Executive Officer of the Bank since June 1996 and as a director of the Bank and the Company since 2008. Prior to joining the Bank, Mr. Sterling was the Chief Financial Officer of Skowhegan Savings Bank, in Skowhegan, Maine, from 1973 to 1994.

Philip R. St. Pierre has owned and operated Victor News Company Inc., a convenience store located in Lewiston, Maine, since 1984.  Mr. St. Pierre has served as a director of the Bank since 1995, as Vice Chairperson of the Bank since 2001 and as a director of the Company since its formation in 2008.

Other Directors

Bonnie G. Adams retired as a small business owner in the travel industry in 2003.  Since then, she has served as Director of Major Gifts and Annual Giving for Maine Public Broadcasting from 2003 to 2004 and as a hotel manager from 2004 to 2007.  Ms. Adams is currently the personal representative for Bo-Ed, Inc., a commercial real estate developer. Ms. Adams has served as a director of the Bank since 1998 and of the Company since its formation in 2008.

August M. Berta retired as Chief Executive Officer of the Bank in 1996, after serving as Chief Executive Officer from 1981 to 1996.  Mr. Berta has served as a director of the Bank since 1981 and of the Company since its formation in 2008.

Peter E. Chalke is the President and Chief Executive Officer of Central Maine Medical Center and Central Maine Healthcare.  Mr. Chalke has served as a director of the Bank since 1998 and of the Company since its formation in 2008.

Sharon A. Millett is President and Owner of Millett Realty, Inc., a commercial and residential real estate firm, where she has worked since 1989.  She is Chairman of the Board of St. Mary’s Health System, the Maine Association of Realtors, the Maine Real Estate Information System and the National Association of Realtors.  Ms. Millett has served as a director of the Bank since 2004 and of the Company since its formation in 2008.

Claire D. Thompson is a CPA and shareholder at Austin Associates, PA, where she has worked since 1982.  Ms. Thompson has served as a director of the Bank since 1984, as Chairperson of the Bank since 1998 and as a director and Chairperson of the Company since its formation in 2008.

Executive Officers Who Are Not Directors

Bruce M. Ray has served as Senior Vice President and Senior Loan Officer since 1997.  Prior to 1997, he served as Vice President and Lender at Mechanics Savings Bank from 1980 to 1996 and as Mortgage Loan Officer at Skowhegan Savings Bank from 1972 to 1980.

Martha L. Adams has served as Senior Vice President and Operations Officer since 2005, and has been employed at the Bank since December 2000.

Rachel A. Haines has served as Senior Vice President and Treasurer since 2005, and has been employed at the Bank since April 1986.

Jason M. Longley has served as Commercial Loan Officer since 2005 and as Vice President since 2007, and has been employed at the Bank since 2005.  Prior to joining the Bank, Mr. Longley was a Commercial Loan Analyst at Mechanic’s Savings Bank in Auburn, Maine from 2003 to 2005.

Meetings and Committees of the Board of Directors

We conduct business through meetings of our Board of Directors and its committees. During the fiscal year ended June 30, 2008, the Board of Directors of the Bank met 20 times.  The Company’s Board of Directors has determined that each member of the Board of Directors, other than Allen Sterling, our President and Chief Executive Officer, is independent in accordance with the listing standards of the Nasdaq Global Market.

 In connection with the formation of Auburn Bancorp, Inc., the Board of Directors established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

The Audit Committee consists of Claire D. Thompson (Chairperson), Sharon A. Millett and Philip R. St. Pierre. The Audit Committee is responsible for providing oversight relating to our financial statements and financial reporting process, systems of internal accounting and financial controls, internal audit function, annual independent audit and the compliance and ethics programs established by management and the board. Each member of the Audit Committee is independent in accordance with the listing standards of the Nasdaq Global Market. The Board of Directors of the Company has designated Claire D. Thompson as an audit committee financial expert under the rules of the Securities and Exchange Commission. The Company’s Audit Committee operates under a written charter, which governs its composition, responsibilities and operations, and which is available on the Company’s web site at www.auburnsavings.com.

The Compensation Committee consists of Peter E. Chalke (Chairperson), M. Kelly Matzen and Sharon A. Millett. The Compensation Committee is responsible for determining the compensation of our Chief Executive Officer and our other executive officers, or for recommending the compensation of such persons to the full Board of Directors for approval.  Under its charter, the Compensation Committee may establish and delegate authority to one or more subcommittees consisting of one or more of its members.  The Compensation Committee may seek recommendations regarding the amount or form of compensation to directors and members of senior management, but may not delegate final determination of compensation to members of senior management to anyone other than the Compensation Committee or the Board of Directors.  Allen T. Sterling, as President and Chief Executive Officer, recommends raises for senior staff members other than himself to the Compensation Committee, which reviews those recommendations and then seeks approval of the full Board of Directors.  Each member of the Compensation Committee is independent in accordance with the listing standards of the Nasdaq Global Market. The Compensation Committee operates under a written charter, which governs its composition, responsibilities and operations, and which is available on the Company’s web site at www.auburnsavings.com.

The Nominating and Corporate Governance Committee consists of M. Kelly Matzen (Chairperson), Bonnie G. Adams and August M. Berta. The Nominating and Corporate Governance Committee is responsible for selecting director nominees, or recommending the selection of director nominees to the full Board of Directors, and for developing and recommending corporate governance principles for Auburn Bancorp, Inc. as a whole.  Each member of the Nominating and Corporate Governance Committee is independent in accordance with the listing standards of the Nasdaq Global Market. The Nominating and Corporate Governance Committee operates under a written charter, which governs its composition, responsibilities and operations, and which is available on the Company’s web site at www.auburnsavings.com.

Currently, all of the Directors of the Company also serve on the Board of Directors of the Bank. The Bank’s Board of Directors has also established five additional committees—the Asset and Liability Committee, the Community Reinvestment Committee, the Marketing Committee, the Compliance Committee and the Loan Committee.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee has ever served as an officer or employee of the Company or the Bank.

No executive officer of the Company served (i) as a member of the Compensation Committee of another entity, one of whose executive officers served on the Compensation Committee of the Company,

(ii) as a director of another entity, one of whose executive officers served on the Compensation Committee of the Company, or (iii) as a member of the Compensation Committee of another entity, one of whose executive officers served as a director of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

The Common Stock was registered pursuant to Section 12(g) of the Exchange Act on August 14, 2008. Effective on that date, the officers and directors of the Company and beneficial owners of 10% or more of the Common Stock (each a “10% Beneficial Owner”) are required to file reports on Forms 3, 4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the Common Stock.  Because the Company had not been formed and its common stock had not been registered as of June 30, 2008, the reporting requirements were not applicable to the Company’s executive officers and directors, and there were no transactions in Company’s Common Stock during the year ended June 30, 2008.

Director Nomination Process

The Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating Committee”) is responsible for identifying individuals qualified to become board members, consistent with criteria approved by the Board, and recommending that the Board select the director nominees for election at each annual meeting of stockholders.

Before recommending a nominee for election to the Board of Directors, the Nominating Committee must be satisfied that the nominee meets certain minimum qualifications set forth in its charter, including the highest personal and professional integrity, demonstrated exceptional ability and judgment, and a willingness and ability to represent all of the stockholders of the Company. The Company’s By-laws also specify that no person seventy-five (75) years of age shall be eligible for election, re-election, appointment or re-appointment.  This age limit does not apply to any director serving on August 15, 2008.

The Nominating Committee will also recommend that the Board select nominees to help ensure that a majority of the Board of Directors meets the independence standards established by the Board, that each of the Audit, Compensation and Nominating Committees are comprised entirely of independent directors, and that at least one member of the Audit Committee qualifies as an audit committee financial expert, as defined under the federal securities laws.  In addition to the minimum qualifications and other criteria for Board membership approved by the Board of Directors from time to time, the Nominating Committee will consider all facts and circumstances that it deems appropriate or advisable when recommending that the Board of Directors select nominees for director.

The Nominating Committee will identify candidates for election to the Board of Directors through any or all of the following sources: non-employee directors, the Chief Executive Officer and other executive officers of the Company, third-party search firms, or any other source it deems appropriate.  Candidates are evaluated based upon their backgrounds and interviews with members of the Nominating Committee.  The Nominating Committee evaluates all proposed candidates for director in the same manner, without regard to whether the nominee has been recommended by a stockholder or otherwise.  Upon identifying qualified candidates to become members of the Board of Directors, the Nominating Committee recommends that the Board of Directors nominate the candidate to be elected at the next annual meeting of the stockholders.

The Nominating Committee will consider director candidates recommended by stockholders. Stockholders who wish to recommend to the Nominating Committee candidates for election to the Board of Directors must do so in writing.  The recommendation should be sent to the attention of Corporate

Secretary, Auburn Bancorp, Inc., 256 Court Street, P.O. Box 3157, Auburn, Maine 04212, who will forward the recommendation to the Nominating Committee. The recommendation must set forth (i) the name and address of record of the stockholder, (ii) the class and number of shares of stock of the Company beneficially owned by such stockholder, and (iii) the name of the candidate and all information relating to the candidate that is required to be disclosed in solicitations of proxies for election of directors under the federal proxy rules. The recommendation must be accompanied by the candidate’s written consent to being named in the Company’s proxy statement as a nominee for election to the Board and to serving as a director, if elected.

Stockholders also have the right under our by-laws to nominate directly director candidates, without any action or recommendation on the part of the Nominating Committee of the Board of Directors by following the procedures set forth in the section entitled “Stockholder Proposals” below.

Communications with the Board of Directors

The Company’s stockholders may send communications to the Board of Directors or to individual members by writing to them, in care of Corporate Secretary, Auburn Bancorp, Inc., 256 Court Street, P.O. Box 3157, Auburn, Maine 04212, who will forward the communication to the intended director or directors.  If the stockholder wishes the communication to be confidential, then the communication should be provided in a form that will maintain confidentiality.

Attendance at Annual Meetings

The Company’s policy is to encourage attendance by all directors at annual meetings of stockholders.  The Annual Meeting to be held on Tuesday, November 18, 2008 will be the first annual meeting of the Company’s stockholders since its formation.

Code of Ethics

The Company has adopted a Code of Ethics, as defined under the federal securities laws. The Code of Ethics applies to all directors, officers and employees of the Company, the MHC and the Bank. The Company filed a copy of the Code of Ethics with the SEC as Exhibit 14.1 to its Annual Report on Form 10-K for the fiscal year ended June 30, 2008.  The Code of Ethics addresses conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations. In addition, the Code of Ethics is designed to deter wrongdoing and to promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations.

Directors’ Compensation

Each non-employee director of the Company and the Bank receives $390 per meeting of the Board of Directors, except for the Chairperson, who receives $525 per meeting and the Vice Chairperson, who receives $415 per meeting. Directors also receive annual retainers for their service on the Board of Directors of the Company equal to $1,250 for each non-employee director, except for the Chairperson, who receives an annual retainer of $2,500 and the Vice Chairperson, who receives an annual retainer of $1,750.  In addition, each member of a committee of either the Company or the Bank receives $200 per meeting, except that Ms. Thompson, as Chair of the Audit Committee, receives $225 for each meeting of the Audit Committee, Mr. Chalke, as Chair of the Compensation Committee, receives $225 for each meeting of the Compensation Committee, and Mr. Matzen, as Chair of the Nominating Committee, receives $225 for each meeting of the Nominating Committee.  Ms. Thompson, Mr. Berta and Mr. St. Pierre, who are members of the Bank’s ALCO, Compliance and Marketing Committees, respectively, also receive $200 for each meeting of those committees.  Directors do not receive per meeting fees for any meeting that they do not attend.  In the event that the Board of Directors of the Company meets immediately before or after a meeting of the Bank’s Board of Directors, the directors will not receive compensation with respect to the Company Board meeting.

In 2008, the Company engaged New England Business Advisors, Inc. (“NEBA”) to make recommendations regarding the compensation structure for the Board of Directors.  NEBA delivered its recommendations, which were based on financials institutions with similar size and corporate structure as the Company and the Bank and on the geographic region in which the Bank and the Company operate, in August 2008.  The Board of Directors considered NEBA’s report in determining the appropriate compensation to pay to the Board of Directors, but ultimately decided to pay less than the recommended amounts for retainers and for meetings of the Board of Directors as a whole.  NEBA also provided recommendations regarding salary ranges for employees of the Bank at all levels, which were considered by the Board of Directors in setting salaries.

The following table provides compensation information for each director of the Bank for the fiscal year ended June 30, 2008.  Allen T. Sterling, who has served as a director of the Bank, the Company and the MHC since the reorganization and stock offering in August 2008, did not serve as a director of the Bank during the fiscal year ended June 30, 2008.

Name	Fees Earned or Paid in Cash	All Other Compensation (1)	Total
Bonnie G. Adams	$7,350	$—	$7,350
August M. Berta	6,825	—	6,825
Peter E. Chalke	5,600	—	5,600
M. Kelly Matzen	6,475	—	6,475
Sharon A. Millett	5,425	—	5,425
Philip R. St. Pierre	8,225	—	8,225
Claire D. Thompson	7,650	—	7,650
____________________
(1)	The Bank makes payments for travel accident and felonious assault insurance coverage for each director, which totaled $51 in fiscal 2008.

Executive Compensation

Summary Compensation Table. The following table sets forth for the fiscal years ended June 30, 2007 and 2008 certain information as to the total remuneration paid by the Bank to its Chief Executive Officer, who is the only executive officer to receive annual compensation in excess of $100,000.

Name and principal position	Fiscal Year	Salary	Bonus	All Other Compensation		Total
Allen T. Sterling President and Chief Executive Officer	2007	$100,397	$1,511	$6,550	(1)	$108,458
	2008	103,469	2,074	6,548	(2)	112,391
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(1)	Consists of employer matching contributions under the Auburn Savings & Loan 401(k) Plan of $525 and premiums for medical, life and disability insurance of $6,025.
(2)	Consists of employer matching contributions under the Auburn Savings & Loan 401(k) Plan of $1,025 and premiums for medical, life and disability insurance of $5,523.

Bonus Plan

The Bank maintains an incentive program to reward employees when the Bank meets or exceeds the performance criteria determined annually by the Board of Directors.  All employees who have satisfactorily completed one year of employment and who were in the employ of the Bank as of fiscal year-end are eligible to participate in the performance bonus system.  Incentive payments are paid at the discretion of the Board of Directors.  The Board of Directors may, at any time, vote to suspend or amend the incentive program if they feel it is necessary for the prudent operation of the Bank to do so.  For fiscal 2008, each employee of the Bank received a bonus between 1.0% and 2.0% of his or her salary, depending on his or her level of responsibility.  Mr. Sterling received a bonus equal to 2.0% of his salary.

Employment Agreements

In connection with the August 2008 reorganization of the Bank into the mutual holding company form of organization, the Bank entered into an employment agreement with Mr. Sterling.  In September 2008, Mr. Sterling’s base salary was increased from $103,700 to $109,900.  The employment agreement provides for a two-year initial term, subject to annual renewal by the Board of Directors for an additional year beyond the then-current expiration date.  The agreement provides for Mr. Sterling’s participation in discretionary bonus and other incentive compensation programs sponsored or awarded from time to time to senior management employees.  The agreement also provides for Mr. Sterling’s participation in employee benefit plans and programs maintained for the benefit of employees generally, including retirement and stock-based compensation plans, life insurance and medical and dental insurance plans.

Upon termination of employment for cause, as defined in the agreement, Mr. Sterling will receive no further compensation or benefits under the agreement. If Mr. Sterling is terminated without cause, or if he resigns within 90 days after an event constituting “good reason” under the agreement, he will receive a lump sum payment in an amount equal to his base salary for one year.  Mr. Sterling may also continue to participate in the Bank’s medical, dental and life insurance plans for the twelve calendar months following such termination, subject to the terms and conditions of such plans.

“Good reason” exists under the agreement if, without Mr. Sterling’s express written consent, any of the following occur: (i) a material reduction in Mr. Sterling’s responsibilities or authority in connection with his employment with the Bank; (ii) assignment to Mr. Sterling of duties of a non-executive nature or duties for which he is not reasonably equipped by his skills and experience; (iii) failure to nominate or re-nominate Mr. Sterling to the Board; (iv) a reduction in salary or benefits contrary to the terms of the agreement or, any reduction in salary or material reduction in benefits following a change in control; (v) a termination of incentive and benefit plans, programs or arrangements that materially reduce their aggregate value, or reduction of Mr. Sterling’s participation, that is not applicable to other executive officers; (vi) a requirement that Mr. Sterling relocate his principal business office or his principal place of residence outside of a thirty-five mile radius from the current main office and any branch of the Bank, or the assignment of duties that would reasonably require such a relocation; or (vii) liquidation or dissolution of the Bank.  A reduction or elimination of Mr. Sterling’s benefits under one or more benefit plans, programs or arrangements as part of a good faith, overall reduction or elimination of such plans or benefits, applicable to all participants in a manner that does not discriminate against Mr. Sterling, is not an event of good reason or a material breach of the agreement, if benefits of the same type are not available to other officers of the Bank or any affiliate under a plan or plans in or under which Mr. Sterling is not entitled to participate.

If, within one year following a “change in control,” we terminate Mr. Sterling without cause, or if he resigns for good reason as defined above, he will receive a lump sum payment in an amount equal to two times his average taxable compensation (as reported on Form W-2) for the five preceding years.  Mr. Sterling may also continue to participate in the Bank’s medical, dental and life insurance plans until the earliest of Mr. Sterling’s death, employment with another employer or 24 months after his termination.  If Mr. Sterling had been terminated in connection with a change of control on June 30, 2008, he would have been entitled to a severance payment of $190,685 under the terms of his proposed employment agreement.

A “change in control” means any of the following: (i) a merger of Auburn Bancorp, Inc. into or consolidation with another entity, or the merger of another corporation into Auburn Bancorp, Inc. if Auburn Bancorp, Inc. stockholders before the merger or consolidation hold less than a majority of the combined voting power of the resulting corporation immediately after the merger; (ii) a Schedule 13D or another form or schedule discloses that the filing person or persons acting in concert (other than Auburn Bancorp, MHC) is the beneficial owner of 25% or more of a class of Auburn Bancorp, Inc.’s voting securities; (iii) during any two-year period, individuals who constitute the Board of Directors at the beginning of the period and any directors elected by at least 2/3 of those directors no longer constitute at least a majority of the Board of Directors; or (iv) the Company or the Bank sells to a third party all or substantially all of its assets.  The conversion the MHC from mutual to stock form, i.e., a “second step conversion,” is not a “change in control” for purposes of the agreement.

The agreement provides for the reduction of change in control payments to Mr. Sterling to the extent necessary to ensure that they will not constitute or contribute to the creation of “excess parachute payments” under Section 280G of the Internal Revenue Code, and therefore will not (i) result in a loss of our deduction for compensation expense associated with such excess parachute payments, or (ii) be subject to the 20% excise tax imposed on such payments under Section 4999 of the Internal Revenue Code.

We are required to pay Mr. Sterling for reasonable costs and attorneys’ fees associated with the successful legal enforcement of our obligations under the employment agreement. Upon termination of employment other than involuntary termination in connection with a change in control, Mr. Sterling will be required to adhere to one-year non-competition and non-solicitation provisions.

Other than the employment agreement with Mr. Sterling described above, the Company has not entered into any agreements providing for payments to with any Named Executive Officer upon his or her resignation, retirement or other termination or in connection with a change in control of the Company.

Benefit Plans

401(k) Plan. The Bank maintains the Auburn Savings & Loan 401(k) Plan, which is a tax-qualified profit sharing plan (including a tax-exempt trust in which plan assets are held) with a salary deferral feature under Section 401(k) of the Code (the “401(k) Plan”). All employees (excluding non-resident aliens and certain union employees) who have attained age 21 and have completed three months of employment are eligible to participate. Under the 401(k) Plan, participants are permitted to make salary reduction contributions in any amount from a minimum of 2% to a maximum of 15% of covered compensation. For these purposes, “covered compensation” consists of wages reported on federal income tax form W-2, with all pre-tax contributions added, subject to the annual limits imposed under the Internal Revenue Code ($230,000 for 2008). The Bank may make matching contributions with respect to a plan year in an amount determined by the Bank in its discretion, subject to the annual limits imposed by the Internal Revenue Code.  Employer matching contributions vest at a rate of 20% per year and are fully vested after five years.  All employee contributions and earnings thereon are fully and immediately vested. A participant may request withdrawal of salary reduction contributions (and associated earnings) in the event the participant suffers a financial hardship. The 401(k) Plan permits loans to participants, subject to the limits and security requirements imposed by the Internal Revenue Code. The 401(k) Plan permits employees to direct the investment of their own accounts into the various investment options available under the 401(k) Plan. Participants are entitled to benefit payments upon termination of employment, including termination due to normal retirement, disability or death. Benefits will be distributed in the form of lump sum.

Employee Stock Ownership Plan. In connection with the reorganization and stock offering, the Bank adopted an employee stock ownership plan for eligible employees of the Bank. Eligible employees who have attained age 21 and have been employed by us for three months on August 15, 2008 are eligible to participate in the plan. Thereafter, new employees of the Bank who have attained age 21 and completed 1,000 hours of service during a continuous 12-month period will be eligible to participate in the employee stock ownership plan as of the first entry date following completion of the plan’s eligibility requirements.

The Bank’s Board of Directors will administer the employee stock ownership plan and has appointed the members of the Compensation Committee of the Company, as constituted from time to time, to serve as the trustees of the employee stock ownership plan.  The employee stock ownership plan purchased 17,262 shares of common stock in the stock offering, equal to 3.43% of the shares of common stock sold in the stock offering. The employee stock ownership plan funded its purchase in the stock offering from through a loan from the Company. The loan was equal to $172,620, 100% of the aggregate purchase price of the common stock. The loan to the employee stock ownership plan will be repaid principally from the Bank’s contributions to the employee stock ownership plan and dividends payable, if any, on common stock held by the employee stock ownership plan over the fifteen-year term of the loan. The interest rate for the employee stock ownership plan loan is 5.0% per annum.

Shares purchased by the employee stock ownership plan with the proceeds of the employee stock ownership plan loan will be held in a suspense account and released on a pro rata basis as the loan is repaid. Shares released from the suspense account will be allocated among participants on the basis of each participant’s proportional share of compensation.

Participants will vest in the benefits allocated under the employee stock ownership plan at a rate of 20% per year for each year of continuous service with the Bank over a five-year period, with credit given to participants for years of service with the Bank prior to the adoption of the plan.  A participant will become fully vested at retirement, upon death or disability or upon termination of the employee stock ownership plan. Benefits are generally distributable upon a participant’s separation from service. Any unvested shares that are forfeited upon a participant's termination of employment will be reallocated among the remaining plan participants.

Plan participants will be entitled to direct the plan trustees on how to vote common stock credited to their accounts. The trustees will vote allocated shares held in the employee stock ownership plan as instructed by the plan participants and unallocated shares and allocated shares for which no instructions are received will be voted in the same ratio on any matter as those shares for which instructions are given, subject to the fiduciary responsibilities of the trustees.

Under applicable accounting requirements, compensation expenses for a leveraged employee stock ownership plan is recorded at the fair market value of the employee stock ownership plan shares when committed to be released to participants accounts.

The employee stock ownership plan is intended to meet the requirements of Section 401(a) of the Internal Revenue Code as an employee stock ownership plan within the meaning of Section 4975(e) and to satisfy the applicable requirements of the Employee Retirement Income Security Act of 1974, as amended. We intend to request a favorable determination letter from the Internal Revenue Service regarding the tax-qualified status of the employee stock ownership plan.  We expect, but cannot guarantee, that a favorable determination letter will be received.

Future Equity Incentive Plan. In the future, we plan to adopt an equity incentive plan that will provide for grants of stock options and restricted stock awards to our officers and directors. In accordance with applicable regulations, the number of stock options granted under the plan may not exceed 4.90% of the total shares issued in the stock offering, including shares issued to the MHC, and the number of shares of restricted stock awarded under the plan may not exceed 1.47% of the total shares issued in the stock offering.

We may fund the equity incentive plan through the purchase of common stock in the open market by a trust established in connection with the plan or from authorized, but unissued, shares of the Company’s common stock. The acquisition of additional authorized, but unissued, shares by the equity incentive plan after the stock offering would dilute the interests of existing stockholders.

We will grant all stock options at an exercise price equal to 100% of the fair market value of the stock on the date of grant. We will grant restricted stock awards at no cost to recipients. Restricted stock awards and stock options generally will vest ratably over a five-year period (or as otherwise permitted by the Office of Thrift Supervision), but we may also make vesting contingent upon the satisfaction of performance goals established by the Board of Directors or the committee charged with administering the equity incentive plan. All outstanding awards will accelerate and become fully vested upon a change in control of the Company.

The equity incentive plan will comply with all applicable Office of Thrift Supervision regulations. The equity incentive plan cannot be established sooner than six months after the stock offering.  We will submit the equity incentive plan to stockholders for their approval, at which time we will provide stockholders with detailed information about the plan. Under current Office of Thrift Supervision regulations, the equity incentive plan must be approved by a majority of the total votes cast by our stockholders (excluding votes cast by the MHC).

Related Party Transactions

The Company complies with and operates in a manner consistent with legislation regulating extensions of credit to or for the benefit of its directors and executive officers, such that any such extensions of credit (i) are made on terms that are substantially the same as, and follow credit underwriting procedures that are not less stringent than, those prevailing for comparable transactions with persons unaffiliated with the Company and that do not involve more than the normal risk of repayment or present other unfavorable features, and (ii) do not exceed certain limitations on the amount of credit extended to such persons, individually and in the aggregate, which limits are based, in part, on the amount of the Bank’s capital. In addition, extensions of credit in excess of certain limits must be approved by the Bank’s Board of Directors.

Certain directors and officers of the Company and the Bank and members of their immediate family are at present, as in the past, customers of the Bank and have transactions with the Bank in the ordinary course of business.  In addition, certain of the directors are at present, as in the past, also directors, officers or stockholders of corporations or members of partnerships that are customers of the Bank and have transactions with the Bank in the ordinary course of business.  Such transactions for the directors and officers of the Company and the Bank and their families and with such corporations and partnerships were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other features unfavorable to the Bank.

Loans and Extensions of Credit

The aggregate amount of loans by the Bank to its executive officers and directors, and members of their immediate families, was $599,000 at June 30, 2008. As of that date, these loans were performing according to their original terms. At June 30, 2007 and June 30, 2006, the aggregate amount of loans by the Bank to its executive officers and directors, and members of their immediate families, was $656,000 and $699,000, respectively. The outstanding loans made to our directors and executive officers, and members of their immediate families, were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and did not involve more than the normal risk of collectibility or present other unfavorable features. Each loan was ratified by a majority of the Bank’s independent directors who did not have an interest in the transactions.

Deposits

Deposits from the Bank’s executive officers and directors, and members of their immediate families, held by the Bank at June 30, 2008, 2007 and 2006 amounted to $1.6 million, $1.4 million and $929,000, respectively.

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Board of Directors of the Company has approved the engagement of Berry, Dunn, McNeil & Parker to be the Company’s independent registered public accounting firm for the 2009 fiscal year.  At the Annual Meeting, stockholders will consider and vote on the ratification of the engagement of Berry, Dunn, McNeil & Parker, for the Company’s fiscal year ending June 30, 2009. If the stockholders do not ratify the Audit Committee’s selection of Berry, Dunn, McNeil & Parker, the Audit Committee will consider a change in auditors for the next year.  Berry, Dunn, McNeil & Parker served as the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2008. A representative of Berry, Dunn, McNeil & Parker is expected to attend the Annual Meeting to respond to appropriate questions and to make a statement if he or she so desires.

Additional Audit Information

The following table sets forth the aggregate fees billed by Berry, Dunn, McNeil & Parker for each of the Company’s last two fiscal years.

	Fiscal Year 2008		Fiscal Year 2007
Audit Fees	$144,049	(1)	$19,217
Audit-Related Fees	13,929	(2)	285
Tax Fees	11,081	(3)	3,000
All Other Fees	—		1,250
Total Fees	$169,059		$23,752

____________________
(1)	Includes $84,532 for audit work related to the Company’s Registration Statement on Form S-1.
(2)	Includes $11,964 for issuance of a comfort letter and audit-related work in connection with the reorganization and stock offering.
(3)	Includes $6,200 related to Berry, Dunn, McNeil & Parker’s state tax opinion on the reorganization and stock offering.

The Audit Committee pre-approves all auditing and non-audit services provided to the Company by the Company’s independent registered public accounting firm (except for certain de minimus non-audit services and auditing services within the scope of an approved engagement of the independent registered public accounting firm).  Both the Company and the Audit Committee were formed in August 2008.  The Board of Directors of the Bank pre-approved all of the auditing and non-audit services provided to the Bank by Berry, Dunn, McNeil & Parker in the fiscal year ended June 30, 2008.

On September 19, 2006, the Bank appointed Berry, Dunn, McNeil & Parker as its independent accountants and dismissed Baker Newman Noyes, LLC, which had performed an audit of its financial statements as of and for the year ended June 30, 2006. The Bank’s Board of Directors participated in and approved decision to change independent accountants.  Baker Newman Noyes, LLC’s report on the Bank’s financial statements as of and for the fiscal year ended June 30, 2006 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended June 30, 2006 and 2005 and through September 19, 2006, there were no disagreements with Baker Newman Noyes, LLC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Baker Newman Noyes, LLC, would have caused them to make reference to the subject matter of the disagreements in its reports.

The Board of Directors recommends that stockholders vote “FOR” the ratification of Berry, Dunn, McNeil & Parker as the Company’s independent registered public accounting firm for the 2009 fiscal year. In addition, it is expected that the MHC will vote “FOR” the ratification of Berry, Dunn, McNeil & Parker as the Company’s independent registered public accounting firm for the 2009 fiscal year.

REPORT OF THE AUDIT AND RISK MANAGEMENT COMMITTEE

The Company’s Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended June 30, 2008 with the Company’s management.  The Audit Committee has discussed with Berry, Dunn, McNeil & Parker, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61.  The Audit Committee has received the written disclosures and the letter from Berry, Dunn, McNeil & Parker required by Independence Standards Board Standard No. 1 and has discussed with Berry, Dunn, McNeil & Parker its independence.  Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2008.

Submitted by the Audit Committee for fiscal 2008

Claire D. Thompson,
Sharon A. Millett and
Philip R. St. Pierre

STOCKHOLDER PROPOSALS

Proposals of stockholders submitted pursuant to Exchange Act Rule 14a-8 and intended to be included in the Company’s proxy statement and form of proxy for the 2009 Annual Meeting of Stockholders must be filed with the Secretary of the Company no later than June 25, 2009.  These proposals must also comply with the SEC’s proxy rules governing the form and content of proposals in order to be included in the Company’s proxy statement and form of proxy.  Any such proposal should be directed to: Secretary, Auburn Bancorp, Inc., 256 Court Street, P.O. Box 3157, Auburn, Maine 04212.

The by-laws of the Company provide that any stockholder proposal (including director nominations) intended to be presented at the Company’s 2009 Annual Meeting must be received in writing by the Company at the address above not less than thirty (30) days before the date fixed for such meeting; provided, however, that in the event that less than forty (40) days notice or prior public disclosure of the date of the meeting is given or made, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. The notice must include (a) a brief description of the proposal desired to be brought before the annual meeting and (b) the name and address of such shareholder and the class and number of shares of the Holding Company which are owned of record or beneficially by such shareholder.  In the case of nominations to the Board, certain information regarding the nominee must be provided.  See the section entitled “Director Nomination Process” above.  Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to an Annual Meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

OTHER MATTERS

At the time of the preparation of this proxy material, the Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in the Proxy Statement.  However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Annual Meeting, as to which they shall act in accordance with their best judgment.

X	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY AUBURN BANCORP, INC.
			For	With-hold	For All Except
ANNUAL MEETING OF STOCKHOLDERS — NOVEMBER 18, 2008	1.	The election as directors of all nominees listed below: (except as marked to the contrary below):

The undersigned hereby appoints Allen T. Sterling and Rachel A. Haines, and each of them individually, with full powers of substitution to act as Proxy for the undersigned to vote all shares of Common Stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders (“Annual Meeting”) to be held at the Ramada Inn on Pleasant Street in Lewiston, Maine, on Tuesday, November 18, 2008, at 2:00 p.m., local time. The Proxy is authorized to cast all votes to which the undersigned is entitled as follows:

M. Kelly Matzen, Allen T. Sterling and Philip R. St. Pierre

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

		For	Against	Abstain
2.	The ratification of Berry, Dunn, McNeil & Parker as the Company’s independent registered public accounting firm for the fiscal year ending June 30,
2009.

The Board of Directors recommends a vote “FOR” each of the listed proposals.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

   Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of said Proxy shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

Please be sure to date and sign this proxy card in the box below.	Date
		PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.	→
Sign above

Detach above card, sign, date and mail in postage paid envelope provided.
AUBURN BANCORP, INC.

PLEASE ACT PROMPTLY

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

The above signed acknowledges receipt from the Company prior to the execution of this proxy of notice of the Annual Meeting, a Proxy Statement dated October 23, 2008, and the audited financial statements of the Company for the fiscal year ended June 30, 2008. The undersigned hereby confers upon the Proxy discretionary authority (i) to consider and act upon such matters, other than the business set forth herein, as may property come before the Annual Meeting for which the Company did not receive timely notice of the matter in accordance with the Company’s by-laws; (ii) with respect to the election of directors in the event that any of the nominees is unable or unwilling, with good cause, to serve; and (iii) with respect to such other matters upon which discretionary authority may be conferred.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS AT THE PRESENT TIME. THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

Please sign exactly as your name appears on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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